As filed with the Securities and Exchange Commission on March 5, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ABITIBIBOWATER INC.

(Exact name of registrant as specified in its charter)

Delaware	98-0526415
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1155 Metcalfe Street Suite 800 Montreal, Quebec Canada H3B 5H2 (514) 875-2160	The Corporation Trust Company 1209 Orange Street Wilmington, Delaware 19801 (866) 809-1134
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone numbers, including area code, of agent for service)

Copies To:

William Calvin Smith, III, Esq.

Marlon F. Starr, Esq.

Troutman Sanders LLP

600 Peachtree Street, N.E., Suite 5200

Atlanta, Georgia 30308-2216

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be Registered (1)	Amount to be registered (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee (1)
Debt Securities, Preferred Stock (2), Common Stock (3) and Warrants of AbitibiBowater Inc.

(1)	This information is omitted pursuant to General Instruction II(E) of Form S-3. An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.
(2)	Includes an indeterminate number of shares of AbitibiBowater Inc.’s preferred stock that may be issued upon exercise of warrants or conversion of debt securities registered hereby.
(3)	Includes an indeterminate number of shares of AbitibiBowater Inc.’s common stock that may be issued upon conversion of the preferred stock or debt securities or upon exercise of warrants registered hereby.

For purposes of eligibility to file this registration statement on Form S-3, AbitibiBowater Inc. is the successor registrant to Bowater Inc. within the meaning of General Instruction I.A.7. to Form S-3.

PROSPECTUS

ABITIBIBOWATER INC.

Debt Securities

Preferred Stock

Common Stock

Warrants

This prospectus provides a general description of the following securities that may be offered hereunder from time to time: AbitibiBowater Inc.’s debt securities, preferred stock, common stock and warrants. These offerings may include share lending agreements. Each time we sell securities hereunder, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

Our common stock is listed on the New York Stock Exchange and the Toronto Stock Exchange under the symbol “ABH.”

You should carefully read and evaluate the risk factors set forth under the heading “Risk Factors” included in our periodic reports and other information that we file with the Securities and Exchange Commission and the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 5, 2008.

Unless otherwise indicated or the context otherwise requires, the terms “AbitibiBowater,” “we,” “us” and “our” refer to AbitibiBowater Inc., a Delaware corporation, its predecessors and its direct and indirect subsidiaries.

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.

We have not authorized anyone to give any information or make any representation about us that is different from or in addition to, that contained in this prospectus, including in any of the materials that we have incorporated by reference into this prospectus, any accompanying prospectus supplement, and any free writing prospectus prepared or authorized by us. Therefore, if anyone does give you information of this sort, you should not rely on it as authorized by us. Neither the delivery of this prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information incorporated by reference herein is correct as of any time subsequent to the date of such information.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, we may, from time to time, offer any combination of the securities described in this prospectus in one or more offerings in an unlimited amount.

The types of securities that we may offer and sell from time to time by this prospectus are:

•	debt securities of AbitibiBowater;

•	preferred stock of AbitibiBowater;

•	common stock of AbitibiBowater; and

•	warrants entitling the holders to purchase common stock, preferred stock or debt securities of AbitibiBowater.

We may sell these securities either separately or in units. We may issue debt securities convertible into shares of our common or preferred stock. The preferred stock issued may also be convertible into shares of our common stock or another series of preferred stock.

This prospectus provides a general description of the securities we may offer hereunder. Each time we sell securities hereunder, we will describe in a prospectus supplement, which we will deliver with this prospectus, specific information about the offering and the terms of the particular securities offered. In each prospectus supplement, we will include the following information:

•	the type and amount of securities that we propose to sell;

•	the public offering price of the securities;

•	the names of any underwriters, agents or dealers through or to which the securities will be sold;

•	any compensation of those underwriters, agents or dealers;

•	information about any securities exchanges or automated quotation systems on which the securities will be listed or traded;

•	any risk factors applicable to the securities that we propose to sell; and

•	any other material information about the offering and sale of the securities.

In addition, the prospectus supplement may also add, update or change the information contained in this prospectus.

THE COMPANY

AbitibiBowater produces a wide range of newsprint and commercial printing papers, market pulp and wood products globally. We are the eighth largest publicly traded pulp and paper manufacturer in the world. We operate [28] pulp and paper facilities and 35 wood products facilities located in the United States, Canada, the United Kingdom and South Korea and market our products in over 90 countries. We are also among the world’s largest recyclers of newspapers and magazines, and have more third-party certified sustainable forest land than any other company in the world.

We are a Delaware corporation formed on January 25, 2007. On October 29, 2007, Abitibi-Consolidated Inc. (“Abitibi”) and Bowater Inc. (“Bowater”) were combined in a merger of equals transaction to form AbitibiBowater (the “Combination”). As a result of the Combination, Abitibi and Bowater became wholly owned subsidiaries of AbitibiBowater. Even though Abitibi and Bowater consider the Combination to have been a “merger-of-equals,” Bowater is deemed to be the “acquirer” for accounting purposes. Therefore, unless otherwise indicated, the financial information included, or incorporated by reference, in this prospectus reflects the results of operations and financial position of Bowater for the periods before the closing of the Combination (October 29, 2007) and those of both Abitibi and Bowater for periods beginning on the closing of the Combination. This means that our consolidated results of operations for 2007 include Abitibi’s results of operations for only the two months following the Combination. In accordance with United States generally accepted accounting principles (“GAAP”), Abitibi’s results of operations prior to the consummation of the Combination are excluded. All non-financial information included in this report reflects the combined businesses of Abitibi and Bowater.

Our principal executive office is located at 1155 Metcalfe Street, Suite 800, Montreal, Quebec, Canada, H3B 5H2. Our telephone number is (514) 875-2160.

USE OF PROCEEDS

Except as may be stated in the applicable prospectus supplement, we intend to use the net proceeds we receive from the sale of the securities offered by this prospectus for general corporate purposes or the repayment of existing indebtedness.

DEFICIENCY OF EARNINGS TO FIXED CHARGES

The following table sets forth our deficiency of earnings to fixed charges for the periods indicated (in millions):

	Nine Months Ended September 30, 2007	Year Ended December 31,
		2006	2005	2004	2003	2002
Deficiency of earnings to fixed charges(1)	$219	$115	$92	$149	$288	$259

(1)	Deficiency of earnings to fixed charges is calculated by taking earnings, as defined, and subtracting fixed charges, as defined. For this purpose, “earnings” consist of income before income taxes and minority interests plus interest expense (excluding interest capitalized during the period and amortization of previously capitalized interest) plus the portion of rental expenses representative of the interest factor. “Fixed charges” consist of total interest expense (including interest capitalized during the period) plus the portion of rental expense representative of the interest factor plus amortized premium and discount related to indebtedness.

DESCRIPTION OF SECURITIES

The following is a general description of the terms and provisions of the securities we may offer and sell by this prospectus. These summaries are not meant to be complete. This prospectus and the applicable prospectus supplement will contain the material terms and conditions of each security. The prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

Capital Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, $1.00 par value, and 10,000,000 shares of preferred stock, $1.00 par value. Our amended and restated certificate of incorporation does not authorize any other classes of capital stock.

Common Stock

Each holder of our common stock is entitled to one vote per each outstanding share registered in its name with respect to the election of directors and on all other matters submitted to the vote of our stockholders. No holder of our common stock may cumulate votes in voting for directors. Subject to certain rights and powers granted to our board of directors, as described in our amended and restated certificate of incorporation and amended and restated by-laws, the affirmative vote of the holders of at least 75% of the outstanding shares entitled to vote at an election of directors will be required in order for us to take certain actions, including:

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entering into certain transactions, including mergers, consolidations and sales or other dispositions of assets or securities, with a beneficial owner of more than 5% of the voting power of our stock entitled to vote at an election of directors, or an affiliate, predecessor or successor of such an owner;

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adopting any plan or proposal for the liquidation or dissolution of AbitibiBowater proposed by or on behalf of a beneficial owner of more than 5% of the voting power of our stock entitled to vote at an election of directors, or an affiliate, predecessor or successor of such an owner; or

•	amending, altering or repealing certain provisions of our amended and restated certificate of incorporation or amended and restated by-laws.

The holders of shares of our common stock are entitled to receive dividends as may be declared from time to time by our board of directors out of funds legally available for dividend payments, subject to any dividend preferences of any holders of any preferred stock. In the event of our liquidation, dissolution or winding up, after full payment of all liabilities and liquidation preferences of any preferred stock, the holders of shares of our common stock are entitled to share ratably in all remaining assets. Our common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the shares of our common stock.

Our common stock is listed on the New York Stock Exchange and the Toronto Stock Exchange under the symbol “ABH.” Mellon Investor Services LLC serves as transfer agent and registrar of our common stock traded on the New York Stock Exchange and CIBC Mellon Trust Company serves as co-transfer agent and registrar of our common stock traded on the Toronto Stock Exchange.

Preferred Stock

Our board of directors may, without stockholder approval, issue up to 10,000,000 shares of preferred stock in one or more series and, subject to Delaware corporation law, may:

•	fix or alter the designations, powers and preferences, and relative, participating, optional or other rights, if any, of any series of preferred stock;

•	fix the qualifications, limitations, or restrictions thereof, including, without limitation, dividend rights and whether dividends are cumulative;

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fix the conversion rights, if any, voting rights, including the number of votes, if any, per share, as well as the number of members, if any, of the board or the percentage of members, if any, of the board each class or series of preferred stock may be entitled to elect;

•	fix the rights and terms of redemption, including sinking fund provisions, if any, redemption price and liquidation preferences of any series of preferred stock;

•	fix the number of shares constituting any series and the designations of each series; and

•	increase or decrease the number of shares of any series of preferred stock if not below the number of shares of the series then outstanding.

Designation of Special Voting Stock

We have designated a series of preferred stock as “Special Voting Stock,” which consists of one share and has the rights, privileges, restrictions and conditions described in the applicable certificate of designation. No dividends are payable to the holder of the Special Voting Stock, although under an Amended and Restated Support Agreement, entered into by and among us and certain of our subsidiaries, we are required to deliver economically equivalent dividends to holders of exchangeable shares of our subsidiary, AbitibiBowater Canada Inc. through AbitibiBowater Canada Inc. In the event of liquidation, dissolution or winding up, the Special Voting Stock ranks senior to our common stock and junior to any other class or series of our preferred stock. Upon liquidation, dissolution or winding up, the holder of the Special Voting Stock is entitled to a liquidation preference equal to $10.00 before any distribution is made on our common stock or any other class of stock ranking junior to the Special Voting Stock. After payment of the full amount of the liquidation preference, the holder of the Special Voting Stock will not be entitled to any further participation in any distribution of our assets.

At each annual or special meeting of our stockholders, the holder of the Special Voting Stock is entitled to vote on all matters submitted to a vote of the holders of our common stock, voting together with the holders of our common stock as a single class (except as otherwise provided by applicable law or in the certificate of designation with respect to the Special Voting Stock). The holder of the Special Voting Stock is entitled to cast on any such matter a number of votes equal to the number of then outstanding AbitibiBowater Canada Exchangeable Shares that are not owned by us or our affiliates, and as to which the holder of the Special Voting Stock has timely received voting instructions from the holders of such AbitibiBowater Canada Exchangeable Shares.

The Special Voting Stock is not be subject to redemption, except that at such time as no AbitibiBowater Canada Exchangeable Shares (other than those owned by us and our affiliates) are outstanding, the Special Voting Stock will be automatically redeemed and cancelled, with an amount equal to $10.00 due and payable upon such redemption.

Effect of New Issuances of Preferred Stock

If the board were to issue a new series of preferred stock, the issuance of such shares could:

•	decrease the amount of earnings and assets available for distribution to common stockholders;

•	make removal of the present management more difficult;

•	result in restrictions upon the payment of dividends and other distributions to the common stockholders;

•	delay or prevent a change in control of AbitibiBowater; and

•	limit the price that investors are willing to pay in the future for our common stock.

Possible Anti-Takeover Effects of Delaware Law and Provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws

Certain provisions of Delaware law and our amended and restated certificate of incorporation and amended and restated by-laws may have the effect of delaying, deferring or preventing a change in control of AbitibiBowater. These provisions include:

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Section 203 of the Delaware General Corporation Law prohibits certain publicly-held Delaware corporations from engaging in a business combination with an interested stockholder for a period of three years following the time such person became an interested stockholder unless the business combination is approved in a specified manner. Generally, an interested stockholder is a person who, together with its affiliates and associates, owns 15% or more of the corporation’s voting stock, or is affiliated with the corporation and owns or owned 15% of the corporation’s voting stock within three years before the business combination. In addition, as stated above, our amended and restated certificate of incorporation requires certain supermajority stockholder approvals for business combinations with a stockholder that owns more than 5% of the voting power of our stock entitled to vote at an election of directors, or an affiliate, predecessor or successor of such an owner.

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Our amended and restated certificate of incorporation provides that our board of directors is divided into three classes, with staggered three-year terms. In addition, our amended and restated certificate of incorporation provides that our directors may only be removed for cause upon approval of at least 75% of the outstanding shares entitled to vote at an election of directors. These provisions make it more difficult for our stockholders to replace our board of directors and for another party to obtain control of us by replacing our board of directors. Because our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for stockholders or another party to effect a change in management.

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Our amended and restated certificate of incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and may not be taken by written consent without a meeting. Special meetings of stockholders may be called only by our board of directors or by certain executive officers that have been duly provided the power and authority to call such meetings.

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As discussed above under “—Common Stock,” our amended and restated certificate of incorporation includes a number of supermajority stockholder requirements, including the supermajority voting requirements to amend certain provisions of the amended and restated certificate of incorporation or, in certain circumstances, various provisions (including the notice provisions) of the amended and restated by-laws.

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As discussed above under “—Preferred Stock,” our amended and restated certificate of incorporation permits our board of directors to issue a new series of preferred stock with terms that may make an acquisition by a third person more difficult or less attractive.

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Our amended and restated by-laws provide time limitations and notice requirements on stockholders who desire to present proposals at stockholders meetings, including nominations for election to our board of directors.

Copies of our amended and restated certificate of incorporation, certificate of designation for the Special Voting Stock and amended and restated by-laws have been filed with and are publicly available at or from the SEC as described under the heading “Where You Can Find More Information.”

Debt Securities

We may issue debt securities either separately, or together with, other securities. The debt securities may be our unsubordinated obligations, which we refer to as “senior debt securities,” or our subordinated obligations, which we refer to as “subordinated debt securities.” The subordinated debt securities of any series will have such ranking as is described in the relevant prospectus supplement. We may issue any of these types of debt securities in one or more series.

Our senior debt securities may be issued from time to time under a senior debt securities indenture. Our subordinated debt securities may be issued from time to time under a subordinated debt securities indenture. Each of the senior debt securities indenture and the subordinated debt securities indenture is referred to individually as an “indenture” and they are referred to collectively as the “indentures.” Each trustee is referred to individually as a “trustee” and the trustees are collectively referred to as the “trustees.”

The following summary of selected provisions of the indentures and the debt securities is not complete. In connection with an investment in our debt securities, you should review the applicable prospectus supplement and the form of applicable indenture. The Form of Senior Debt Securities Indenture and the Form of Subordinated Debt Securities Indenture have been filed as exhibits to the registration statement of which this prospectus is a part. To obtain a copy of the applicable indenture, see “Where You Can Find More Information.” The following summary and any description of our debt securities contained in an applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the applicable indenture, which provisions, including defined terms, are incorporated by reference in this prospectus. When we refer to “we,” “us” or “our” in this section or when we otherwise refer to ourselves in this section, we mean AbitibiBowater Inc., excluding, unless otherwise expressly stated, its subsidiaries.

The following description of debt securities describes general terms and provisions of the series of our debt securities to which any prospectus supplement may relate. When we offer to sell a series of debt securities, we will describe the specific terms of the series in the applicable prospectus supplement. If any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

General

We can issue an unlimited amount of debt securities under the indentures. We can issue debt securities from time to time and in one or more series as determined by us. The applicable prospectus supplement relating to the series of debt securities will describe the specific terms of the debt securities being offered, including, where applicable, the following:

•	the title of the series of debt securities;

•	any limit on the aggregate principal amount of debt securities of the series;

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the forms of and whether the debt securities of the series are to be issuable in registered or bearer form, whether the debt securities of the series may be represented initially by a debt security in temporary or permanent global form, and, if so, the initial depositary with respect to such temporary or permanent global debt security, the circumstances under which beneficial owners of interests in any such temporary or permanent global debt security may exchange such interests for debt securities of such series of like tenor and of any authorized form and denomination, and any terms required for establishing a series in bearer form, including tax compliance procedures;

•	the price or prices at which the debt securities of the series will be issued;

•	whether the debt securities of the series will be senior debt securities or subordinated debt securities;

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the person to whom any interest will be payable on any registered securities of the series, if other than the person in whose name the registered security is registered at the close of business on the regular record date for the payment of interest and the manner in which, and the person to whom, any interest;

•	the extent to which, or the manner in which, any interest payable on a temporary or permanent global security on an interest payment date will be paid;

•	the date or dates on which the principal of and premium, if any, on the debt securities of the series is payable or the method or methods, if any, used to determine those dates;

•	the rate or rates at which the debt securities of the series will bear interest or the method or methods, if any, used to calculate those rate or rates;

•	the date or dates, if any, from which interest on the debt securities of the series will accrue, or the method or methods, if any, used to determine those dates;

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the date or dates, if any, on which any interest on the debt securities of the series will be payable and the regular record dates for any interest payable on any debt securities of the series which are registered securities;

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the place or places where and the manner in which the principal of and premium, if any, and interest, if any, on the debt securities of the series will be payable and the place or places where the debt securities of the series may be presented for transfer and, if applicable, conversion or exchange and the place or places where notices and demands in respect of the debt securities of the series may be served on us;

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our right, if any, to redeem the debt securities, and the period or periods within which, the price or prices at which and the terms and conditions upon which, the debt securities of the series may be redeemed, in whole or in part;

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our obligation, if any, to redeem or purchase the debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities, the conditions, if any, giving rise to such obligation, and the period or periods within which, the price or prices at which and the terms and conditions upon which, the debt securities of the series shall be redeemed or purchased, in whole or part, and any provisions for the remarketing of such debt securities;

•	the denominations in which any debt securities of the series are to be issuable, if other than denominations of $1,000 and any integral multiple thereof;

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the currency or currencies, including composite currencies, of payment of principal of, premium, if any, and interest, if any, on the debt securities of the series, if other than U.S. dollars, and, if other than U.S. dollars, whether the debt securities of the series may be satisfied and discharged other than as provided in the applicable indenture;

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if the amount of payments of principal of, premium, if any, and interest, if any, on the debt securities of the series is to be determined by reference to an index, formula or other method, or based on a coin or currency or currency unit other than that in which the debt securities of the series are stated to be payable, the manner in which these amounts are to be determined and the calculation agent, if any, with respect thereto;

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if other than the principal amount thereof, the portion of the principal amount of the debt securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to an event of default;

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whether the debt securities of the series are convertible or exchangeable into other securities or property of AbitibiBowater, and, if so, the period or periods, the rate or rates at which and the terms and conditions upon which the debt securities of the series may be converted or exchanged;

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any terms applicable to debt securities of any series issued at an issue price below their stated principal amount, including the issue price thereof and the rate or rates at which the original issue discount will accrue;

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whether the debt securities of the series, in whole or any specified part, will not be defeasible pursuant to the applicable indenture and, if other than by an officers’ certificate, the manner in which any election by us to defease the debt securities of the series will be evidenced;

•	the provisions, if any, relating to any security provided for the debt securities of the series;

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any deletions from, modifications of or additions to the events of default or our covenants with respect to the debt securities of the series, whether or not these events of default or covenants are consistent with the events of default or covenants set forth in this prospectus and any change in the rights of the trustee or the requisite holders of the debt securities of the series to declare the principal amount of that series due and payable pursuant to the applicable indenture;

•	any special United States federal income tax considerations applicable to the debt securities of the series; and

•	any other terms of the debt securities of the series.

The prospectus supplement relating to any series of subordinated debt securities being offered will also describe the subordination provisions applicable to that series. Debt securities may be issued as original issue discount securities to be sold at a substantial discount below their principal amount. In such cases, all material United States federal income tax considerations applicable to such debt securities will be described in the applicable prospectus supplement.

The above is not intended to be an exclusive list of the terms that may be applicable to any debt securities and we are not limited in any respect in our ability to issue debt securities with terms different from or in addition to those described above or elsewhere in this prospectus, provided that the terms are not inconsistent with the applicable indenture. Any applicable prospectus supplement will also describe any special provisions for the payment of additional amounts with respect to the debt securities.

Consequences of Holding Company Status

We are a holding company and our operations are conducted almost entirely through subsidiaries. Accordingly, our cash flows and our ability to service our debt, including the debt securities issued hereunder, are dependent upon the earnings of our subsidiaries and the distribution of those earnings to us, whether by dividends, loans or otherwise. The payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory or contractual restrictions, are contingent upon the earnings of our subsidiaries and are subject to various business considerations. Our right to receive assets of any of our subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of the debt securities to participate in those assets) will be effectively subordinated to the claims of that subsidiary’s creditors (including trade creditors), except to the extent that we are recognized as a creditor of that subsidiary, in which case our claims would still be subordinate to any security interests in the assets of the subsidiary and any indebtedness of the subsidiary senior to that held by us.

Exchange, Registration and Transfer

Unless otherwise indicated in an applicable prospectus supplement, debt securities may be exchanged or presented for registration of transfer, at the office or agency designated by us as registrar or co-registrar with respect to any series of debt securities, without service charge and upon payment of any taxes, assessments or other governmental charges as described in the applicable indenture. The transfer or exchange will be effected on the books of the registrar or any other transfer agent appointed by us upon the registrar or transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. We intend to initially appoint the trustee as registrar and the name of any different or additional registrar designated by us with respect to the debt securities of any series will be included in the applicable prospectus supplement. If a prospectus supplement refers to any transfer agents (in addition to the registrar) designated by us with respect to any series of debt securities, we may at any time rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts, except that, if debt securities of a series are issuable only as registered securities, we will be required to maintain a transfer agent in each place of payment for that series. We may at any time designate additional transfer agents with respect to any series of debt securities.

In the event of any redemption of debt securities of any series, we will not be required to:

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issue, register the transfer of or exchange debt securities of that series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; or

•	register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part.

Covenants

Unless otherwise indicated in an applicable prospectus supplement, the indentures do not include covenants limiting the amount of indebtedness that may be incurred or otherwise restricting our ability to enter into a highly leveraged transaction, including a reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities, if the transaction is a permissible consolidation, merger or similar transaction. In addition, unless otherwise specified in an applicable prospectus supplement, the indentures do not afford the holders of the debt securities the right to require us to repurchase or redeem the debt securities in the event of a highly leveraged transaction. See “—Mergers and Sales of Assets.” Any covenants with respect to a series of debt securities will be described in the applicable prospectus supplement.

Payment and Paying Agents

Unless otherwise indicated in an applicable prospectus supplement, payment of principal of, premium, if any, and interest, if any, on the debt securities will be made at the office of the paying agent or paying agents designated by us from time to time, except that at our option, payment of principal and premium, if any, or interest also may be made by check or wire transfer to an account maintained by the payee. Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on the debt securities will be made to the person in whose name the debt security is registered at the close of business on the regular record date for the interest payment.

Unless otherwise indicated in an applicable prospectus supplement, the trustee will be designated as our sole paying agent for payments with respect to the debt securities. Any paying agents outside the United States and any other paying agents in the United States initially designated by us for any series of debt securities will be named in an applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

All moneys paid by us to a paying agent for the payment of principal of and premium, if any, or interest, if any, on any debt security which remains unclaimed at the end of two years after that principal or interest shall have become due and payable will be repaid to us, and the holder of the debt security or any coupon will thereafter look only to us for payment of those amounts.

Book-Entry, Delivery and Form

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in book-entry form and will be represented by one or more notes in registered global form. The global notes will be deposited with the trustee as custodian for The Depository Trust Company, or DTC, and registered in the name of Cede & Co., as DTC’s nominee or such other name as may be requested by DTC. DTC will maintain the notes in denominations of $1,000 and integral multiples thereof through its book-entry facilities. Purchases and sales of ownership interests in the debt securities will be accomplished by entries on the books of direct and indirect participants in the DTC system.

Under the terms of the indenture, we and the trustee may treat the persons in whose names any notes, including the global notes, are registered as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Therefore, so long as DTC or its nominee is the registered owner of the global notes, DTC or such nominee will be considered the sole holder of outstanding notes under the indenture. We or the trustee may give effect to any written certification, proxy or other authorization furnished by DTC or its nominee.

A global note may not be transferred except as a whole by DTC, its successors or their respective nominees. Interests of beneficial owners in the global note may be transferred or exchanged for definitive securities in accordance with the rules and procedures of DTC. In addition, a global note may be exchangeable for notes in definitive form if:

•	DTC notifies us that it is unwilling or unable to continue as a depositary and we do not appoint a successor within 90 days; or

•	we, at our option, notify the trustee in writing that we elect to cause the issuance of notes in definitive form under the indenture.

In each instance, upon surrender by DTC or its nominee of the global note, notes in definitive form will be issued to each person that DTC or its nominee identifies as being the beneficial owner of the related notes.

Under the indenture, the holder of any global note may grant proxies and otherwise authorize any person, including its participants and persons who may hold interests through DTC participants, to take any action which a holder is entitled to take under the indenture.

Mergers and Sales of Assets

Each indenture provides that we may not consolidate with or merge into any other person or convey, transfer or lease our properties and assets substantially as an entirety to another person, unless, among other things:

•

we are the continuing corporation, or the resulting, surviving or transferee person (if other than AbitibiBowater) is a corporation, partnership, limited liability company, trust or other entity organized and existing under the laws of the United States, any state thereof or the District of Columbia and that person expressly assumes all of our obligations under the applicable debt securities and the applicable indenture;

•

immediately after giving effect to the transaction, no event which is, or after notice or passage of time or both would be, an event of default (any such event, a “default”) or event of default shall have occurred or be continuing under the applicable indenture; and

•

we deliver to the trustee an officers’ certificate and an opinion of counsel to the effect that the consolidation, merger, conveyance, transfer or lease, as the case may be, complies with the indenture and that all conditions precedent provided in the indenture with respect to the transaction have been satisfied.

Upon the assumption of our obligations by a person to whom the properties or assets are conveyed or transferred, we will be discharged from all obligations under the applicable debt securities and the applicable indenture, except in the case of a lease of our properties and assets substantially as an entirety.

Events of Default

Each indenture provides that if an event of default occurs and is continuing with respect to a series of debt securities, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount (or, if any of the debt securities of that series are original issue discount securities, that portion of the principal amount of the debt securities as may be specified by the terms thereof) of the debt securities of that series to be immediately due and payable. Under certain circumstances, the holders of a majority in aggregate principal amount of the outstanding debt securities of the series may rescind the declaration.

Under each indenture, unless otherwise specified with respect to a series of debt securities, the following events will constitute an event of default with respect to a series of debt securities:

•	default in payment of the principal of any debt security of the series;

•	default in payment of any interest on any debt security of the series when due, continuing for 30 days;

•

failure by us to comply with our other agreements in the debt securities of the series or the applicable indenture for the benefit of the holders of debt securities of that series upon the receipt by us of notice of the default given by the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series and our failure to cure the default within 60 days after receipt by us of the notice;

•	specified events of bankruptcy or insolvency; and

•	any other event of default applicable to the series of debt securities and set forth in the applicable prospectus supplement.

The trustee will give notice to holders of the debt securities of any continuing default known to the trustee within 90 days after the occurrence of the default. However, the trustee may withhold notice of any default, other than a payment default, if it determines in good faith that withholding the notice is in the interests of the holders.

The holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series so long as the direction does not conflict with any law or the indenture and subject to other limitations provided for in the applicable indenture. Before proceeding to exercise any right or power under the indenture at the direction of holders, the trustee will be entitled to receive from the holders reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with the direction. With respect to each series of debt securities, no holder will have any right to pursue any remedy with respect to the applicable indenture or the debt securities, unless:

•	the holder has previously given the trustee written notice of a continuing event of default with respect to the debt securities of that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series have made a written request to the trustee to pursue the remedy;

•	the holder or holders have offered to the trustee reasonable security or indemnity satisfactory to the trustee;

•

the holders of a majority in aggregate principal amount of the outstanding debt securities of the series have not given the trustee a direction inconsistent with the request within 60 days after receipt of the request; and

•	the trustee has failed to comply with the request within the 60-day period.

Notwithstanding the foregoing, the right of any holder of any debt security to receive payment of the principal of, premium, if any, and interest in respect of a debt security on the date specified for payment in the debt security (the “stated maturity” or “stated maturities”) or to institute suit for the enforcement of payment may not be impaired or adversely affected without the holder’s consent. The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may waive an existing default with respect to that series and its consequences, other than (i) any default in any payment of the principal of, and premium, if any, or interest on, any debt security of the series or (ii) any default in respect of the covenants or provisions in the applicable indenture which may not be modified without the consent of the holder of each outstanding debt security of the series affected as described in “—Modification and Waiver,” below.

Each indenture provides for us to deliver to the trustee within 120 days after the end of each of our fiscal years an officers’ certificate stating whether or not the signers know of any default that occurred during the last fiscal year.

Modification and Waiver

We and the applicable trustees may make modifications and amendments to the indentures without the consent of the holders of the debt securities:

•	to evidence the succession of another corporation to us and the assumption by it of our obligations under the applicable indenture and the debt securities;

•

to add to our covenants, agreements and obligations for the benefit of the holders of all the debt securities of any series or to surrender any right or power conferred in the applicable indenture upon us;

•	to establish the form or terms of debt securities of any series as permitted by the applicable indenture;

•

to provide for the acceptance of appointment under the applicable indenture of a successor trustee with respect to the debt securities of one or more series and to add to or change any provisions of that indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one trustee;

•	to cure any ambiguity, defect or inconsistency;

•

to add to, change or eliminate any provisions (which addition, change or elimination may apply to one or more series of debt securities), provided that the addition, change or elimination neither (a) applies to any debt security of any series that was created prior to the execution of the supplemental indenture and is entitled to the benefit of that provision nor (b) modifies the rights of the holder of any such debt security with respect to that provision; or

•	to make any other change that does not adversely affect the rights of any holder of the debt securities.

We and the trustee may make modifications and amendments to the indentures with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment. However, neither we nor the trustee may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

•	change the stated maturity of the principal of, or any installment of principal or interest on, the debt securities or any premium payable upon redemption thereof;

•	reduce the amount of principal of any original issue discount securities that would be due and payable upon declaration of acceleration of maturity thereof;

•	reduce the principal amount of, or premium, if any, or the rate of interest on, the debt securities;

•	change the currency of payment of principal and premium, if any, or interest, if any, on the debt securities;

•	impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities;

•	reduce the above-stated principal amount of outstanding debt securities of any series necessary to modify or amend the indenture;

•	modify the foregoing requirements or reduce the percentage in principal amount of outstanding debt securities of any series necessary to waive any covenant or past default; or

•

in the case of subordinated debt securities, amend or modify any of the provisions of the applicable indenture relating to subordination of the debt securities in any manner adverse to the holders of the debt securities.

Holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive certain past defaults and may waive compliance by us with certain of the restrictive covenants with respect to the debt securities of that series.

Discharge and Defeasance

Unless otherwise indicated in an applicable prospectus supplement, each indenture provides that we may satisfy and discharge obligations thereunder with respect to the debt securities of any series by delivering to the trustee for cancellation all outstanding debt securities of the series or depositing with the trustee, after the outstanding debt securities have become due and payable, or will become due and payable within one year or will be called for redemption within one year, cash sufficient to pay at stated maturity or redemption all of the outstanding debt securities of the series and all other sums payable under the indenture with respect to the series.

In addition, unless otherwise indicated in an applicable prospectus supplement, each indenture provides that we may:

•	be discharged from our obligations in respect of the debt securities of a series (“defeasance and discharge”), or

•	cease to comply with specified restrictive covenants (“covenant defeasance”), including those described under “—Mergers and Sales of Assets”;

and the omission will not be an event of default with respect to the debt securities of that series, in each case at any time prior to the stated maturity or redemption thereof, if we irrevocably deposit with the trustee, in trust:

•

sufficient funds in the currency or currency unit in which the debt securities are denominated to pay the principal of, premium, if any, and interest to stated maturity or redemption on, the debt securities of that series, or

•

that amount of direct obligations of, or obligations the principal of, premium, if any, and interest on which are fully guaranteed by, the government which issued the currency in which the debt securities are denominated, and which are not subject to prepayment, redemption or call, as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay when due the principal of, premium, if any, and interest to stated maturity or redemption on, the debt securities of that series.

The defeasance and discharge and covenant defeasance described above are effective only if, among other things, we deliver an opinion of counsel to the effect that (i) we have met all of the conditions precedent to the defeasance and the holders of the debt securities of the series will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance, and will be subject to tax in the same manner as if no defeasance had occurred and (ii) in the case of defeasance and discharge, the opinion as to tax consequences is based upon an Internal Revenue Service ruling or a change in applicable federal income tax law.

Upon the defeasance and discharge, the holders of the debt securities of the series will no longer be entitled to the benefits of the applicable indenture, except for the purposes of registration of transfer and exchange of the debt securities of the series and replacement of lost, stolen or mutilated debt securities and may look only to the deposited funds or obligations for payment.

Subordinated Debt Securities

Payment on the subordinated debt securities will, to the extent provided in the indenture, be subordinated in right of payment to the prior payment in full of all of our senior indebtedness.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of senior indebtedness of all senior indebtedness. In the event of any acceleration of the subordinated debt securities because of an event of default, the holders of any senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of the subordinated debt securities are entitled to receive any payment or distribution. The indenture requires us or the trustee to promptly notify holders of designated senior indebtedness if payment of the subordinated debt securities is accelerated because of an event of default.

We may not make any payment on the subordinated debt securities, including upon redemption at the option of the holder of any subordinated debt securities or at our option, if:

•

a default in the payment of the principal, premium, if any, interest, rent or other obligations in respect of designated senior indebtedness occurs and is continuing beyond any applicable period of grace (called a “payment default”); or

•

a default other than a payment default on any designated senior indebtedness occurs and is continuing that permits holders of designated senior indebtedness to accelerate its maturity, and the trustee receives a notice of such default (called a “payment blockage notice”) from us or any other person permitted to give such notice under the indenture (called a “non-payment default”).

We may resume payments and distributions on the subordinated debt securities:

•	in the case of a payment default, upon the date on which such default is cured or waived or ceases to exist; or

•

in the case of a non-payment default, upon the earlier of the date on which such nonpayment default is cured or waived or ceases to exist and 179 days after the date on which the payment blockage notice is received by the trustee, if the maturity of the designated senior indebtedness has not been accelerated.

No new period of payment blockage may be commenced pursuant to a payment blockage notice unless 365 days have elapsed since the initial effectiveness of the immediately prior payment blockage notice and all scheduled payments of principal, premium and interest, including any liquidated damages, on the debt securities that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice shall be the basis for any later payment blockage notice unless the non-payment default is based upon facts or events arising after the date of delivery of such payment blockage notice.

If the trustee or any holder of the debt securities receives any payment or distribution of our assets in contravention of the subordination provisions on the subordinated debt securities before all senior indebtedness is paid in full in cash, property or securities, including by way of set-off, or other payment satisfactory to holders of senior indebtedness, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.

In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.

We are not prohibited from incurring debt, including senior indebtedness, under the indentures. We may from time to time incur additional debt, including senior indebtedness.

We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred in connection with its duties under the subordinated debt indenture. The trustee’s claims for these payments generally will be senior to those of noteholders in respect of funds collected or held by the trustee.

The Trustees under the Indentures

The trustees under the indentures, and/or one or more of their respective affiliates, may be lenders under our credit agreements and may provide other commercial banking, investment banking and other services to us. Each trustee will be permitted to engage in other transactions with us. However, if any trustee acquires any conflicting interest, as defined in the Trust Indenture Act, it must eliminate the conflict or resign.

The trustees will perform only those duties that are specifically set forth in the indentures, unless an event of default occurs and is continuing. In case an event of default occurs and is continuing, a trustee will exercise such rights and powers vested in it by the indentures, and use the same degree of care and skill as a prudent individual would exercise in the conduct of his or her own affairs. A trustee will not be obligated to exercise any of the rights and powers vested in it by the indentures at the request or direction of the holders of debt securities unless such holders have given to the trustee security or indemnity to the trustee against costs, expenses and liabilities that the trustee may incur in compliance therewith.

Applicable Law

The debt securities and the indentures will be governed by, and construed in accordance with, the laws of the State of New York.

Warrants

We may issue warrants for the purchase of our debt securities, preferred stock, common stock or units of two or more of these types of securities. Warrants may be issued independently or together with debt securities, preferred stock or common stock and may be attached to or separate from these securities. Each series of warrants will be issued under a separate warrant agreement. We will distribute a prospectus supplement with regard to each issue or series of warrants. Each such prospectus supplement will describe:

•	the title of the warrants;

•	the aggregate number of warrants to be issued and currently outstanding, if any;

•	the price or prices at which the warrants will be issued;

•	the number or principal amount of securities purchasable upon exercise of the warrants and the exercise price of each warrant;

•	the procedures and conditions relating to the exercise of the warrants including:

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	the maximum or minimum number of the warrants which may be exercised at any time; and

•	any limitations relating to the exchange and exercise of such warrants;

•

in the case of warrants to purchase our preferred or common stock, any provisions for adjustment of the number or amount of shares of our preferred or common stock receivable upon exercise of the warrants or the exercise price of the warrants;

•

in the case of warrants to purchase preferred stock, the designation, stated value and terms, such as liquidation, dividend, conversion and voting rights, of the series of preferred stock purchasable upon exercise of the warrants;

•

if applicable, the number of warrants issued with each share of our preferred or common stock or debt securities, and the date on and after which the warrants and the related securities will be separately transferable;

•	if applicable, a discussion of any material federal income tax considerations; and

•	any other material terms of such warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase the securities, at the exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchased upon such exercise. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of the securities purchasable upon exercise, including:

•

in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise, or to enforce covenants in the applicable indenture; or

•	in the case of warrants for the purchase of preferred or common stock, the right to vote or to receive any payments of dividends on the preferred or common stock purchasable upon exercise.

Certificates for warrants to purchase securities will be exchangeable for new warrant certificates of different denominations to the extent set forth in the prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, and other information with the SEC. You may read and copy any reports, statements or other information that we file with the SEC at the SEC’s public reference room at the following location:

Public Reference Room

100 F Street, N.E.

Room 1580

Washington, DC 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at the Internet web site maintained by the SEC at www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus, except for any information superseded by information contained directly in this prospectus or in later filed documents incorporated by reference in this prospectus.

This prospectus incorporates by reference the documents listed below that we or our predecessor companies, Abitibi and Bowater, have previously filed with the SEC. These documents contain important business and financial information about us that is not included in or delivered with this prospectus.

•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2007;

•

Our Current Reports on Form 8-K filed (and not furnished) with the SEC on November 2, 2007, November 6, 2007 (solely with respect to the information filed (and not furnished) under Items 8.01 and 9.01 of such Current Report); November 8, 2007, December 3, 2007, December 5, 2007, December 27, 2007; February 14, 2008 (as amended on February 15, 2008); February 28, 2008 and February 29, 2008;

•	Bowater’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC on March 1, 2007, as amended on April 30, 2007 and June 5, 2007;

•	Bowater’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007;

•

Bowater’s Current Reports on Form 8-K filed (and not furnished) with the SEC on January 29, 2007, February 1, 2007, February 26, 2007, March 29, 2007, September 12, 2007, September 18, 2007 and October 26, 2007;

•	Abitibi’s Annual Report on Form 40-F/A for the year ended December 31, 2006 filed with the SEC on June 7, 2007;

•

All other reports filed (and not furnished) by Abitibi under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by Abitibi’s Form 40-F/A referred to in the bullet immediately above; and

•	The description of our common stock contained in our Current Report on Form 8-K12B filed with the SEC on October 29, 2007.

We also incorporate by reference any filings made by us with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the sale of all securities registered hereunder or termination of the registration statement. To the extent that any information contained in any report, or any exhibit thereto, was or is furnished, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference into this document.

Shareholders can obtain copies of any document incorporated by reference in this document from us without charge, excluding all exhibits, except that if we have specifically incorporated by reference an exhibit in this prospectus, the exhibit will also be provided without charge, by requesting it in writing or by telephone from us at:

AbitibiBowater Inc.

1155 Metcalfe Street

Suite 800

Montreal, Quebec

Canada H3B 5H2

(514) 875-2160

Attention: Investor Relations

You may also obtain copies of these documents from our website at www.abitibibowater.com or at the SEC’s Internet site www.sec.gov by clicking on the “Search for Company Filings” link, then clicking on the “Company & Other Filers” link, and then entering our name in the “name” field or “ABH” in the ticker symbol field.

Any statement contained in this document or in a document incorporated or deemed to be incorporated by reference will be deemed to be modified or superseded, for purposes of this document, to the extent that a statement contained in this document or in any other document subsequently filed by us, which also is or is deemed to be incorporated by reference, modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.

EXPERTS

The consolidated financial statements and schedule of Bowater and its subsidiaries as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the consolidated financial statements and schedule of Bowater and its subsidiaries refers to Bowater’s change in its method of quantifying errors in 2006, the change in its method of accounting for share-based payment in 2006, the change in its method of accounting for pensions and other postretirement benefits plans in 2006 and the change in its method of accounting for condition asset retirement obligations in 2005.

The financial statements and management’s assessment of internal control over financial reporting (which is included in management’s report on internal control over financial reporting) incorporated in this prospectus by reference to the Annual Report on Form 40-F/A of Abitibi-Consolidated Inc. for the year ended December 31, 2006 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent auditor, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the securities to be offered and sold by this prospectus has been passed upon for us by Troutman Sanders LLP. If counsel for any underwriters passes on legal matters in connection with an offering of the securities described in this prospectus, we will name that counsel in the prospectus supplement relating to that offering.

AbitibiBowater

Debt Securities

Preferred Stock

Common Stock

Warrants

PROSPECTUS

March 5, 2008

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth all expenses payable by us in connection with the offering of our securities registered hereby:

SEC Filing Fee	$	*
Printing Costs		**
Legal Fees and Expenses		**
Accounting Fees		**
Blue Sky Fees		**
Miscellaneous		**

Total	$	**

*	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee for the securities offered by this registration statement.
**	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Delaware law permits a corporation to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director, but not an officer in his or her capacity as such, to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that such provision shall not limit the liability of a director for (1) any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the Delaware General Corporation Law for unlawful payment of dividends or stock purchases or redemptions, or (4) any transaction from which the director derived an improper personal benefit. AbitibiBowater’s amended and restated certificate of incorporation provides that no AbitibiBowater director shall be personally liable to AbitibiBowater or AbitibiBowater’s stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such an exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law.

Under Delaware law, a corporation may indemnify any individual made a party or threatened to be made a party to any type of proceeding, other than action by or in the right of the corporation, because he or she is or was an officer, director, employee or agent of the corporation or was serving at the request of the corporation as an officer, director, employee or agent of another corporation or entity against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding: (1) if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; or (2) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify any individual made a party or threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because he or she was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses actually and reasonably incurred in connection with such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, provided that such indemnification will be denied if the individual is found liable to the corporation unless, in such a case, the court determines the person is nonetheless entitled to indemnification for such expenses. A corporation must indemnify a present or former director or officer who successfully defends himself or herself in a proceeding to which he or she was a party because he or she was a director or officer of the corporation against expenses actually and reasonably incurred by him or her. Expenses incurred by an officer or director, or any employees or agents as deemed appropriate by the Board of Directors, in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. The Delaware law regarding indemnification and expense advancement is not exclusive of any other rights which may be granted by AbitibiBowater’s amended and restated certificate of incorporation or by-laws, a vote of stockholders or disinterested directors, agreement or otherwise.

Under the Delaware General Corporation Law, termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that such person is prohibited from being indemnified.

AbitibiBowater’s amended and restated certificate of incorporation and bylaws provide for the indemnification and advancement of expenses to the fullest extent permitted by law of any individual made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of AbitibiBowater or is or was a director or officer of AbitibiBowater serving any other enterprise at the request of AbitibiBowater. However, AbitibiBowater will not indemnify a director or officer who commences any proceeding (except for proceedings to enforce rights of indemnification), unless the commencement of that proceeding was authorized or consented to by the AbitibiBowater Board of Directors.

AbitibiBowater will assume and/or fulfill, as applicable, and will cause Abitibi or Bowater, as applicable, and/or their respective successors to fulfill and honor in all respects their respective obligations pursuant to any indemnification agreements between Abitibi or Bowater, as applicable, and their respective current or former directors, officers or employees in effect immediately prior to the Effective Time, and any indemnification provisions under Abitibi’s bylaws, Bowater’s certificate of incorporation or Bowater’s bylaws, each as in effect on the date of the combination agreement. AbitibiBowater will also, subject to certain conditions, pay expenses in advance of the final disposition of any applicable action, suit or proceeding to each such indemnified party to the fullest extent permitted under such documents and applicable law. AbitibiBowater will cause Abitibi and Bowater and/or their respective successors to not amend, repeal or otherwise modify the provisions with respect to exculpation and indemnification contained in Abitibi’s bylaws, Bowater’s certificate of incorporation or Bowater’s bylaws as in effect on the date of the combination agreement for a period of six years from the Effective Time in any manner that would adversely affect the rights under such documents of individuals who, immediately prior to the Effective Time, were directors or officers of Abitibi or Bowater, as applicable, unless such modification is required by law. For a period of six years after the Effective Time, AbitibiBowater will, or will cause Abitibi, Bowater and/or their respective successors to, maintain in effect, if available, directors’ and officers’ liability insurance covering those persons who are currently covered by Abitibi’s or Bowater’s, as applicable, directors’ and officers’ liability insurance policy with respect to claims arising from actions or omissions that occurred on or before the Effective Time (including in connection with the combination agreement and the transactions contemplated by the combination agreement and the transactions contemplated hereby) on terms no less favorable to the beneficiaries of such policies than those applicable to persons covered as of the date of the combination agreement.

Item 16.	Exhibits.

The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein and is incorporated by reference.

Item 17.	Undertakings.

(a) The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of AbitibiBowater Inc.’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions described in Item 15, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of any registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each appropriate registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, AbitibiBowater Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Quebec, Canada, on March 4, 2008.

ABITIBIBOWATER, INC.

By:	/s/ John W. Weaver
Name:	John W. Weaver
Title:	Executive Chairman

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint John W. Weaver, David J. Paterson and William G. Harvey, and each of them, with full power of substitution and full power to act without the others, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement we may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act to register additional securities in connection with this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated below and on the dates indicated.

Signature	Title	Date

/s/ John W. Weaver John W. Weaver	Executive Chairman (Principal Executive Officer)	March 4, 2008

/s/ William G. Harvey William G. Harvey	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	March 4, 2008

/s/ Joseph B. Johnson Joseph B. Johnson	Vice President and Controller (Principal Accounting Officer)	March 4, 2008

/s/ John Q. Anderson John Q. Anderson	Director	March 4, 2008

/s/ Hans P. Black Hans P. Black	Director	March 4, 2008

/s/ Jacques Bougie Jacques Bougie	Director	March 4, 2008

/s/ William E. Davis William E. Davis	Director	March 4, 2008

Signature	Title	Date

/s/ Richard B. Evans Richard B. Evans	Director	March 4, 2008

/s/ Gordon D. Giffin Gordon D. Giffin	Director	March 4, 2008

Ruth R. Harkin	Director

/s/ Lise Lachapelle Lise Lachapelle	Director	March 4, 2008

/s/ Gary J. Lukassen Gary J. Lukassen	Director	March 4, 2008

/s/ David J. Paterson David J. Paterson	President, Chief Executive Officer and Director	March 4, 2008

/s/ John A. Rolls John A. Rolls	Director	March 4, 2008

/s/ Bruce W. Van Saun Bruce W. Van Saun	Director	March 4, 2008

Togo D. West, Jr.	Director

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting or Distribution Agreement

4.1	Amended and Restated Certificate of Incorporation of AbitibiBowater Inc. (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K of AbitibiBowater, Inc., filed on October 29, 2007)

4.2	Amended and Restated Bylaws of AbitibiBowater Inc. (incorporated by reference to Exhibit 3.2 to Current Report on Form 8-K of AbitibiBowater, Inc., filed on October 29, 2007)

4.3	Certificate of Designation of Special Voting Stock of AbitibiBowater Inc. (Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K of AbitibiBowater Inc., filed on October 29, 2007)

4.4*	Certificate of Designations of Preferred Stock of AbitibiBowater Inc.

4.5	Form of Senior Debt Securities Indenture

4.6*	Form of Senior Debt Securities

4.7	Form of Subordinated Debt Securities Indenture

4.8*	Form of Subordinated Debt Securities

4.9*	Form of Warrant Agreement (including form of Warrant Certificate)

5.1	Opinion of Troutman Sanders LLP

12.1	Computation of Deficiency of Earnings to Fixed Charges

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of KPMG LLP

23.3	Consent of Troutman Sanders LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on signature pages to this Registration Statement on Form S-3)

25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Debt Securities Indenture

25.2*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Debt Securities Indenture

*	To be filed by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated herein by reference.